Exhibit 4.2

             COMPANY ORDER AND OFFICERS' CERTIFICATE
                   SERIES A AND SERIES B NOTES


                                   March 13, 2002

The Bank of New York
101 Barclay Street
New York, NY 10286

Ladies and Gentlemen:

     Pursuant to Article Two of the Indenture, dated as of March 1, 2002 (the "Indenture") between Kansas City Power & Light Company (the "Company") and The Bank of New York, as trustee (the "Trustee"), the resolutions adopted in the meetings of the Board of Directors of the Company on February 5, 2002, and March 7, 2002, a copy of which certified by the Secretary is being delivered herewith under Section 2.01 of the Indenture:

1. The Company's $225,000,000 aggregate principal amount of 6.00% Senior Notes due 2007, Series A (the "Series A Notes"), and $225,000,000 aggregate principal amount of 6.00% Senior Notes due 2007, Series B (the "Series B Notes, and, together with the Series A Notes, the "Notes"), are hereby established. The Notes shall be in substantially the form delivered herewith.

2. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.03 of the Indenture):

     a.   the titles of the Securities of the series are:
          $225,000,000 aggregate principal amount of 6.00% Senior
          Notes due 2007, Series A; and $225,000,000 aggregate principal amount of 6.00% Senior Notes due 2007, Series
          B;

     b. the aggregate principal amount of Series A Notes and Series B Notes which may be authenticated and delivered under the Indenture shall be limited to $225,000,000 for each such series, except as otherwise provided in Sections 2.01, 2.05, 2.06 and 2.07 of the Indenture;

     c. the date on which the principal of and premium, if any, on the Series A Notes and Series B Notes shall be payable is March 15, 2007 (the "Maturity Date");

     d. the rate at which the Series A Notes shall bear interest shall be 6.00%. Interest will accrue from March 13, 2002 (the "Issue Date"), or from the most recent interest payment date to which interest has been paid. Interest is payable on September 15, 2002, and thereafter semi-annually on March 15 and September 15 of each year (each such date an "Interest Payment Date") to holders of record at

The Bank of New York
March 13, 2002
Page 2


          the close of business on the March 1 or September 1 as the case may be, immediately preceding that interest payment date (each such date a "Regular Record Date").

          The interest rate borne by the Transfer Restricted Securities will be increased by 0.25% per annum from and including the date on which a Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, which rate will increase by an additional 0.25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and similar such increases shall occur for each succeeding 90 day period until all Registration Defaults have been cured ("Additional Interest"); provided that the aggregate amount of any such increase in the interest rate on the Transfer Restricted Securities shall in no event exceed 1.0% per annum; provided, further that a Registration Default referred to in Section 6(a)(iv) of the Registration Rights Agreement shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of
          (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured. All accrued Additional Interest shall be payable in respect of Transfer Restricted Securities in the same manner and at the same time as regular payments of interest on the Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease and the interest rate on the Transfer Restricted Securities will revert to 6.00% per annum.

     e.   not applicable;

     f. principal and interest payment on the Notes will be made by the Company to The Depository Trust Company (the "DTC"), or if DTC shall cease to be the depositary for the Notes, to the Trustee, at its offices, as paying agent;

     g. the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days' previous notice given by mail to the registered owners of the Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the

The Bank of New York
March 13, 2002
Page 3

          Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption points (the "Redemption Price").

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

          "Reference Treasury Dealer" means a primary U.S.
          government securities dealer in New York City selected by the Company and reasonably acceptable to the Trustee.

          "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

The Bank of New York
March 13, 2002
Page 4

     h.   not applicable;

     i. In accordance with the provisions of the Indenture and this clause 2.i., one or more fully-registered Note certificates will be issued as global securities for the Notes in the aggregate principal amount of the Notes and will be deposited with DTC.

          Notes offered and sold to Qualified Institutional Buyers pursuant to Rule 144A shall be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Global Note"). The Global Note shall be deposited on the Issue Date with, or on behalf of, the Depositary. Interest in the Global Note shall be available for purchase only by Qualified Institutional Buyers.

          The Global Note shall represent such of the Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect redemptions or the exchange pursuant to the Registered Exchange Offer. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Global Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.

          The Depositary Trust Company shall initially serve as Depositary with respect to the Global Note. Such
          Global Note shall bear the legends set forth in the form attached hereto as Exhibit A.

          The Global Note shall be substantially in the form attached hereto as Exhibit A.

     j.   not applicable;

     k.   not applicable;

     l. the Indenture may be discharged upon payment of the principal of, premium, if any, and interest on all the Notes and other sums due under the Indenture pursuant to Section 12.02;

     m.   not applicable;

     n.   not applicable;

The Bank of New York
March 13, 2002
Page 5

     o.   not applicable;

     p. the Trustee shall authenticate and deliver Series B Notes from time to time for issue only in exchange for a like principal amount of Series A Notes, upon a Company Order, pursuant to Section 2.03 of the Indenture, for the authentication and delivery thereof;

     q. Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely: if such Transfer Restricted Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such holder in substantially the form of Exhibit B hereto.

          The transfer of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the Indenture and this Company Order (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefore, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

          Except as permitted hereunder, each certificate evidencing the Global Note or Notes in definitive form
          (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE

The Bank of New York
March 13, 2002
Page 6

          SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF KANSAS CITY POWER & LIGHT COMPANY THAT (A) PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH KANSAS CITY POWER & LIGHT COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE"), THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF KANSAS CITY POWER & LIGHT COMPANY SO REQUESTS), SO LONG AS, PRIOR TO ANY OFFER, SALE OR TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (C) ABOVE, THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO KANSAS CITY POWER & LIGHT COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
          (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE OR SUCH EARLIER TIME AS DETERMINED BY KANSAS CITY POWER & LIGHT COMPANY IN ACCORDANCE WITH APPLICABLE LAW.

          Each certificate evidencing the Global Note also shall bear the legend specified for Global Note in the form of Note attached hereto as Exhibit A.

          Upon any sale or transfer of a Note represented by a Global Note pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively

The Bank of New York
March 13, 2002
Page 7

          rely, such Note shall not be required to bear the legend set forth herein if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

          Notwithstanding the foregoing, upon consummation of the Registered Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with
          Section 2.01 of the Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Registered Exchange Offer, which Series B Notes (except in limited circumstances set forth in the Registration Rights Agreement) shall not bear the legend set forth herein and shall not provide for Additional Interest, and the Security Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the holder of such Series A Notes (A) will not be acquiring the Series B Notes in the ordinary course of such holder's business, (B) at the time of consummation of the Registered Exchange Offer is a Person who has an arrangement or understanding with any Person to participate in the "distribution" (within the meaning of the Securities Act) of the Series B Notes, (C) is a Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or (D) is a broker-dealer tendering Series A Notes acquired directly from the Company or an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company for its own account. The Company shall identify to the Trustee such holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such holders.

     r.   not applicable;

     s. The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including without limitation, the payment of Additional Interest.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

3. For all purposes under this Company Order, capitalized terms used herein shall have the meaning specified herein or in the Indenture, in the Registration Rights Agreement as the case may be:

The Bank of New York
March 13, 2002
Page 8

     "Additional Interest" has the meaning set forth in clause
     2.d. herein;

     "Comparable Treasury Issue" has the meaning set forth in clause 2.g. herein;

     "Comparable Treasury Price" has the meaning set forth in clause 2.g. herein;


     "Exchange Offer Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

     "Global Note" has the meaning set forth in clause 2.i herein;

     "Indenture" has the meaning set forth in the first paragraph of this Company Order;

     "Independent Investment Banker" has the meaning set forth in clause 2.g. herein;

     "Initial Purchasers" means the initial purchasers listed on Schedule A to the Purchase Agreement, dated March 8, 2002, among the Company, Banc of America Securities LLC and BNP Paribas Securities Corp. as representatives for the initial purchasers relating to the issuance and sale of the Series A Notes;

     "Interest Payment Date" has the meaning set forth in clause
     2.d. herein;

     "Issue Date" has the meaning set forth in clause 2.d.
     herein;

     "Maturity Date" has the meaning set forth in clause 2.c.
     herein;

     "Notes" has the meaning set forth in Paragraph 1 herein;

     "Qualified Institutional Buyer" has the meaning assigned to such term in Rule 144A under the Securities Act;

     "Redemption Price" has the meaning set forth in clause 2.g.
     herein;

     "Registered Exchange Offer" means the offer by the Company pursuant to the Registration Rights Agreement to the holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such holders for Series B Notes, in an aggregate amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such holders;

     "Registrar" or "Security Registrar" means the Person keeping and maintaining the Security Register pertaining to the Notes;

The Bank of New York
March 13, 2002
Page 9

     "Reference Treasury Dealer" has the meaning set forth in clause 2.g. herein;

     "Reference Treasury Dealer Quotation" has the meaning set forth in clause 2.g. herein;

     "Transfer Restricted Securities" has the meaning assigned to such term in the Registration Rights Agreement;

     "Registration Default" has the meaning assigned to such term in the Registration Rights Agreement;

     "Registration Rights Agreement" means that certain
     Registration Rights Agreement, dated March 13, 2002, by and among the Company and the Initial Purchasers;

     "Regular Record Date" has the meaning set forth in clause
     2.d. herein;

     "Series A Notes" has the meaning set forth in Paragraph 1 herein;

     "Series B Notes" has the meaning set forth in Paragraph 1 herein;

     "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

     "Transfer Restricted Securities" has the meaning assigned to such term in the Registration Rights Agreement;

     "Treasury Rate" has the meaning set forth in clause 2.g.
     herein;

     The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Company Order.

4. You are hereby requested to authenticate $225,000,000 aggregate principal amount of Series A Notes, executed by the Company and delivered to you concurrently with this Company Order and Officers' Certificate, in the matter provided by the Indenture.

5. You are hereby requested to hold the Notes as custodian for DTC in accordance with the Letter of Representations dated
     March 12, 2002, from the Company and the Trustee to DTC.

6.   Concurrently with this Company Order and Officers'
     Certificate, an Opinion of Counsel under Sections 2.01 and
     15.06 of the Indenture is being delivered to you.

7. The undersigned, Bernard J. Beaudoin, and Andrea F. Bielsker, the Chairman of the Board, President and Chief Executive Officer and the Vice President - Finance, Chief Financial Officer and Treasurer, respectively, of the Company do hereby certify that:

The Bank of New York
March 13, 2002
Page 10

     a. we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

     b. we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

     c. we have conferred with other officers of the Company who have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

     d. in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

     e. on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

The Bank of New York
March 13, 2002
Page 11

Kindly acknowledge receipt of this Company Order and Officers'
Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.


                         Sincerely,

                         KANSAS CITY POWER & LIGHT COMPANY



                         /s/Bernard J. Beaudoin
                         Bernard J. Beaudoin
                         Chairman of the Board, President
			 and Chief Executive Officer



                         /s/Andrea F. Bielsker
                         Andrea F. Bielsker
                         Vice President - Finance, Chief
                         Financial Officer and Treasurer


Acknowledged by Trustee:


By:  /s/Robert A. Massimillo
     Authorized Signatory

                            Exhibit A

                         [FORM OF NOTE]


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE COMPANY ORDER OF MARCH 13, 2002, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on
behalf of                                it shall bear the
following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     REGISTERED                              REGISTERED

                KANSAS CITY POWER & LIGHT COMPANY
            6.00% Senior Notes due 2007, Series [A/B]


No.                                Principal Sum:  $225,000,000*

Registered Holder: Cede & Co.           CUSIP No. 485134 BD 1

KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from March 13, 2002, or from the most recent interest payment date to which interest has been duly paid or provided for, initially on September 15, 2002, and thereafter semi-annually on March 15 and September 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest


_______________________________
* Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount evidenced by this Certificate.

so payable on any interest payment date will be paid to the person in whose name this Security is registered at the close of business on the March 1 or September 1, as the case may be, immediately preceding that interest payment date, except as otherwise provided in the Indenture.

     The principal and interest payments on the Security will be made by the Company to DTC for disbursement to the registered holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Securities, and the terms on which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $225,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

     If an Event of Default (as defined in the Indenture) shall have occurred and be continuing with respect to the Securities, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Securities if all Events of Default with respect to the Securities (other than the non-payment of principal of the Securities which shall have become due by such declaration) shall have been remedied.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Securities, or modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or reduce the principal amount thereof, or reduce the rate thereon, or make the principal thereof, or interest thereon, payable in any coin or currency other than that in the Securities provided, without the consent of each holder of the Securities so affected, or (ii) reduce the aforesaid principal amount of the Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Securities then outstanding.

     This Security is issuable as registered Security only, in the denomination of $1,000 and any integral multiples of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

     As provided in the Indenture and Company Order of March 13, 2002, and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the matter, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Security. Upon any registration of transfer, a new registered Security or Securities, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

     The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notations of ownership or other writing hereof made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as party of the consideration for the issue hereof, expressly waived and released.

     By its acceptance of this Security bearing a legend restricting transfer, each holder of this Security acknowledges the restrictions on transfer of this Security set forth in the Indenture, Company Order of March 13, 2002 and such legend and agrees that it will transfer this Security only as provided in the Indenture and Company Order of March 13, 2002. In addition to the rights provided to holders of this Security under the Indenture, holders shall have all the rights set forth in that certain Registration Rights Agreement, dated March 13, 2002, among the Company and the Initial Purchasers, including without limitation the right to receive Additional Interest as described in Section 6 thereof.

     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

     This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRIED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF KANSAS CITY POWER & LIGHT COMPANY THAT
(A) PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH KANSAS CITY POWER & LIGHT COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE"), THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) FOR SO LONG AS THIS
NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF KANSAS CITY POWER & LIGHT COMPANY SO REQUESTS), SO LONG AS, PRIOR TO ANY OFFER, SALE OR TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (C) ABOVE, THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO KANSAS CITY POWER & LIGHT COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE OR

SUCH EARLIER TIME AS DETERMINED BY KANSAS CITY POWER & LIGHT COMPANY IN ACCORDANCE WITH APPLICABLE LAW.


     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of a Vice President - Finance, Chief Financial Officer and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.


                         KANSAS CITY POWER & LIGHT COMPANY

                         By:
                              Andrea F. Bielsker
(SEAL)                        Vice President - Finance, Chief
		              Financial Officer and Treasurer


Attest:




Name:
Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.


                         THE BANK OF NEW YORK,
                         as Trustee


                         __________________________________
                         Authorized Signatory

Dated as of _____________________.

                                                       SCHEDULE A


                     SCHEDULE OF ADJUSTMENTS


     The initial aggregate principal amount evidenced by the Certificate to which this Schedule is attached is $225,000,000. The notations on the following table evidence decreases and increases in the aggregate principal amount evidenced by such Certificate.

                                    Aggregate
                                    Principal
                  Decrease in       Amount of
                   Aggregate       Securities      Notation by
    Date of        Principal     Remaining After    Security
  Adjustment        Amount        Such Decrease     Registrar
  ----------      ------------   ---------------   -----------

                            Exhibit B


        FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
            OR REGISTRATION OF TRANSFER OR SECURITIES

Re:  6.00% Senior Notes due 2007, Series A (the "Notes") of
     Kansas City Power & Light Company (the "Company")

     This Certificate relates to $__________ principal amount of Notes held by _______ (the "Transferor").

     The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of March 1, 2002 (as amended or supplemented above to date, the "Indenture"), between the Company and The Bank of New York (the "Trustee") relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

() Such Note is being acquired for the Transferor's own account without transfer.

() Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

() Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

() Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

     You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to an interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

___________________
* Check applicable box

                               [INSERT NAME OF TRANSFEROR]

                               By:
                               Name:
                               Title:
                               Address:


Date:  ___________________